EXHIBIT 5

May 11, 1995


Baldor Electric Company
5711 R.S. Boreham Jr. St.
Fort Smith, Arkansas  72902


RE:  1994 Incentive Stock Plan


We are counsel for Baldor Electric Company, a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock, $.10 per share par value, of the Company (the "Shares"), to be issued under the 1994 Incentive Stock Plan (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") with respect to such Shares is being filed concurrently herewith with the Securities and Exchange Commission.

As counsel, we have reviewed the organizational documents of the Company, including the Restated Articles of Incorporation and the Bylaws as amended to date and we have reviewed the Plan. We have also examined copies of resolutions certified by the Secretary of the Company and adopted at: (i) a meeting of the Board of Directors of the Company (the "Board") held on February 7, 1994; and (ii) a meeting of the shareholders of the Company held on May 7, 1994. We have also relied on a Certificate issued by the Missouri Secretary of State and dated May 11, 1995, certifying as to the incorporation of the Company and to the Company's good standing on that date (the "Public Document"). We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with the originals of all items submitted to us as copies. In rendering our opinions set forth in Paragraph 1 below, we have relied solely upon the information contained in the Public Document.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri.

2. The Shares to be issued pursuant to the Plan are duly and validly authorized.

3. When the Shares are issued by the Company in accordance with the provisions of the Plan, such Shares will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 of the above-mentioned Registration Statement.




                PEPER, MARTIN, JENSEN, MAICHEL and HETLAGE